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                                                                    EXHIBIT 1.10

                                 FIFTH AMENDMENT
                                       TO
                 SENIOR CONVERTIBLE LOAN AND SECURITY AGREEMENT

         THIS FIFTH AMENDMENT TO SENIOR CONVERTIBLE LOAN AND SECURITY AGREEMENT is made and entered into as of December 7, 2004 , by and between Acceris Communications Inc. (formerly known as I-Link Incorporated), a Florida corporation (the "BORROWER") and Counsel Corporation, an Ontario corporation ("Counsel Corp"), and Counsel Capital Corporation, an Ontario corporation ("Counsel Capital"), (collectively hereinafter referred to as the "PARTIES").

         WHEREAS, Counsel Communications, LLC, a Delaware limited liability company ("CCOM") having assigned ninety percent (90%) of its right title and interests in the Loan Agreement (as hereinafter defined) subject to the Amended Debt Restructuring Agreement (as hereinafter defined) on October 31, 2001, to Counsel Corp and ten percent (10%) of its right, title and interests to Counsel Capital (hereinafter Counsel Corp and Counsel Capital collectively referred to as the "LENDER"); and

         WHEREAS, the Borrower and the Lender are Parties to a Senior Convertible Loan and Security Agreement, dated March 1, 2001 as amended by the First, Second, Third and Fourth Amendments to Senior Convertible Loan and Security Agreement, dated May 8, 2001, March 1, 2003, November 19, 2003 and June 30, 2004 (collectively the "LOAN AGREEMENT") and subject of the Amended and Restated Debt Restructuring Agreement dated October 15, 2002 between Borrower, Counsel Corporation (US), a Delaware corporation, and CCOM (the "AMENDED DEBT RESTRUCTURING AGREEMENT"); and

         WHEREAS, the Parties, inter alia, desire to amend the Loan Agreement effective as of December 7, 2004 (the "EFFECTIVE DATE") as provided herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

         1. Extension of Maturity Date. Effective as of the Effective Date,
Section 4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

         "Section 4. Term. This Agreement shall be effective from the date hereof and shall terminate on January 31, 2006, unless terminated earlier pursuant to the default provisions of this Agreement (the "MATURITY DATE"). Principal and interest shall be due and payable on the Maturity Date."

         2. Effect on Loan Agreement and Loan Note. This Fifth Amendment is not intended, nor shall it be construed, as a modification or termination of the Amended Debt Restructuring Agreement. Except as expressly provided herein, the Loan Agreement and the Loan Note annexed thereto are hereby ratified and confirmed and remain in full force and effect in accordance with their respective terms.

                          [See attached signature page]


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                                 SIGNATURE PAGE
                                       TO
        FIFTH AMENDMENT TO SENIOR CONVERTIBLE LOAN AND SECURITY AGREEMENT
                          DATED AS OF DECEMBER 7, 2004


         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Fifth Amendment as the date first set forth above.

                                  ACCERIS COMMUNICATIONS INC.

                                  By: /s/ Stephen A. Weintraub
                                     ------------------------------------------
                                     Name: Stephen A. Weintraub
                                     Title: Senior Vice President and Secretary


                                  COUNSEL CORPORATION

                                  By: /s/ Stephen A. Weintraub
                                     ------------------------------------------
                                     Name: Stephen A. Weintraub
                                     Title: Senior Vice President and Secretary


                                  COUNSEL CAPITAL CORPORATION

                                  By: /s/ Stephen A. Weintraub
                                     ------------------------------------------
                                      Name: Stephen A. Weintraub
                                      Title: Senior Vice President and Secretary